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                                                                   EXHIBIT 10.39



                              OFFICER'S CERTIFICATE




         I, the undersigned, do hereby certify and represent that:



         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.39 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.





                         By:   /s/  Hannes T. Smarason
                               --------------------------
                         Name: Hannes T. Smarason

                         Title: Senior Vice President and Chief Business Officer



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                                    AGREEMENT

                                     BETWEEN

                   THE MINISTER FOR HEALTH AND SOCIAL SECURITY

                                       AND

                           ISLENSK ERFDAGREINING EHF.

                              RELATING TO THE ISSUE

                             OF AN OPERATING LICENCE

                         FOR THE CREATION AND OPERATION

                           OF A HEALTH SECTOR DATABASE



The Minister for Health and Social Security, representing the Icelandic Government, hereinafter referred to as "the Issuer" and Islensk erfdagreining ehf., State Reg. No. 691295-3549, of Lynghals 1, Reykjavik, hereinafter referred to as "the Licensee", both parties hereinafter referred to as "the Parties", hereby enter into the following


                                    AGREEMENT


                                    ARTICLE 1

                                      BASIS

The Issuer will, on Saturday 22 January 2000, issue to the Licensee a temporary Operating Licence for the creation and operation of a Centralised Health Sector Database, hereinafter referred to as the "OPERATING LICENCE". With reference, i.a. to Paragraph 5 of Article 4 and Sub-Paragraph 11 of Paragraph 2 of Article 5 in Act No. 139/1998 on a Health Sector Database, and Sections 9.5 and 10.6 of the Operating Licence, the Parties have come to a consensus on conclusion of the present Agreement and the provisions thereof.



                                    ARTICLE 2

               ACTIVITIES OUTSIDE THE REYKJAVIK METROPOLITAN AREA

The Licensee declares that in the operation of the Database during the term of the Operating Licence, he will seek, and take measures, to ensure that part of his activities, the activities of his subsidiaries, and/or partner companies will be conducted outside the Reykjavik Metropolitan Area. This refers, i.a., to software programming, data transfer and other related activities. On the part of the Licensee, measures will be taken to establish working facilities outside the Reykjavik Metropolitan Area where such measures are in the interests of the Company and/or seek co-operation or collaboration with service providers outside the Reykjavik Metropolitan Area who are capable of performing such a role in a comparable manner.


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                                    ARTICLE 3

                              ANNUAL FIXED PAYMENT

In addition to the payments stipulated in Act No. 139/1998, the Government Regulation on the Health Sector Database and the Operating Licence itself, the Licensee shall pay a separate annual fee to the Icelandic Government as further stipulated hereinafter in Articles 4, 5, and 6. The fee shall be used by the Issuer to promote health care and for research and development pursuant to Paragraph 5 of Article 4 of Act No. 139/1998.


                                    ARTICLE 4

                            AMOUNT OF THE ANNUAL FEE

During the term of the Licence, over the years 2000 through 2011, the Licensee shall pay an annual fee to the Icelandic Government in the amount of ISK 70,000,000 - seventy million Icelandic kronur -. The fee shall from the start and throughout the term of the Licence be adjusted based on changes in the consumer price index for the indexation of savings and loans, based initially on the base index of the month of January, 2000, i.e. 194.0 points.


                                    ARTICLE 5

                           REVISION OF THE ANNUAL FEE

As of the time that 6 years have passed from the issue of the Operating Licence, the Licensee may request a review of the Annual Fee pursuant to Article 4 for the remainder of the licence term, provided that the basis of operations and business plans of the Licensee have changed substantially and it is foreseeable that the company will not return a profit over the next 2 to 3 years. Such a review shall, however, at no time have the effect that the licence fee pursuant to Article 4 falls below the amount of ISK 50,000,000 -fifty million Icelandic kronur -, indexed as stipulated in Article 4, for the remainder of the Licence term. If and when such a review is conducted pursuant to the provisions of this
Article 5, any payments due shall not be subjected to review.


                                    ARTICLE 6

                                  PROFIT SHARE

In addition to the Annual Fee pursuant to Article 4, cf. Article 5, the Licensee shall, in respect of the years 2000-2011, inclusive, pay an additional fee to the Icelandic Government amounting to 6% of the profits of Islensk erfdagreining ehf before taxes for the year in question. Profit in this context refers to the income tax base of the Licensee pursuant to Sub-Paragraph 2 of Article 62 on Income Tax and Net Worth Tax No. 75/1981. Notwithstanding the above, the additional fee pursuant to this Article 6 shall never exceed the amount of ISK 70,000,000 - seventy million Icelandic kronur - index-adjusted pursuant to the provisions of Article 4.


                                    ARTICLE 7

                                 PAYMENT OF FEES

Payment of the Annual Fee pursuant to Article 4, cf. Article 5, shall take place in a single payment on 1 July of each year for the year in question, first on 1 July 2000 for that year, cf., however, Paragraph 2 of Article 9.

Payment of the additional fee pursuant to Article 4, cf. Articles 5 and 6 hereof, shall never exceed the amount of ISK 140,000,000 - one hundred and forty million Icelandic kronur - index-adjusted pursuant to the provisions of Article 4.

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                                    ARTICLE 8

                                PLACE OF PAYMENT

The Licensee shall make all his payments to the Icelandic Government pursuant to this Agreement in the office of the State Treasury.

                                    ARTICLE 9

                       AGREEMENTS WITH HEALTH INSTITUTIONS

On the initiative of the Licensee, the Parties will make joint efforts to ensure that agreements of the Licensee with health institutions and self-employed health service workers on access to data from medical records and the handling of such data can be concluded as soon as possible. The intention is for the conclusion and signature of such agreements to be accomplished at the end of the year 2000.

Notwithstanding the provisions of Paragraph 1 of Article 7, the first payment of the Annual Fee shall not take place until the Licensee has succeeded in concluding agreements with the Reykjavik Hospitals and/or the Icelandic State Hospital, the Regional Hospital in Akureyri and two other health institutions in other districts of Iceland pursuant to the terms of the Operating Licence, in particular Article 4, cf. Article 5 thereof, regarding agreements of the Licensee with health institutions and self-employed health service workers on access to data from medical records and the handling of such data. In the event of a delay in the conclusion of such agreements, the Annual Fee pursuant to
Article 4, cf. Article 5 hereof, as accrued and index adjusted pursuant to the guidelines of Article 4, shall be paid as a lump sum when the agreements with the said institutions have been reached. In the event that it proves impossible for unforeseeable reasons to conclude agreements with more institutions than the institutions referred to above within two years from the issue of the Operating Licence, the Parties agree to subject the Annual Fee pursuant to Article 4 to review.

                                   ARTICLE 10

                    OPERATION FOR MAXIMUM PERIOD OF 9 MONTHS

For a period of a maximum of 9 months following the expiration of the Operating Licence or its termination for other reasons, the Licensee is under obligation, without special remuneration, to provide the Issuer or the Monitoring Committee pursuant to Article 6 of Act No. 139/1998, with access to all hardware necessary for the creation and operation of the Health Sector Database and "Software" and "Intellectual Property Rights" as such terms are defined in Section 8.1 of the Operating Licence. The Issuer shall during the course of this period pay service fees and other comparable fees for the necessary rights provided by the Licensee to the Issuer, including any licence fees for patents and registration fees relating to the necessary rights of the Licensee which may be payable during the period.

                                   ARTICLE 11

                       OPERATION FOR NON-BUSINESS PURPOSES

In the event that the Issuer or the Monitoring Committee or any party in their place continues the operation and creation of the Database after the expiration of the Operating Licence and/or in continuation of the maximum 9-month period pursuant to Article 10 of this Agreement, and if the Database is operated only in the service of the health care system, the general public and public entities, for non-business purposes, the Licensee shall not be entitled to remuneration for "Software" and "Intellectual Property Rights" as such terms are defined in Section 8.1 of the Operating Licence, which are delivered to the Issuer and which he has at his future disposal. The Issuer, Monitoring Committee or any party in their place shall, following the end of the maximum


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9-month period, pay service fees and other comparable fees for the necessary rights provided by the Licensee to the Issuer, including any licence fees for patents and registration fees relating to the necessary rights.


                                  ARTICLE 12

                         OPERATION FOR BUSINESS PURPOSES

In the event that the Issuer or the Monitoring Committee or any party in their place continues the operation and creation of the Database for business purposes after the expiration of the Operating Licence in continuation of the maximum 9-month period pursuant to Article 10 of this Agreement, or if the operation of the Database for business purposes is recommenced within 5 years of the end of the term of the Licence pursuant to Section 15.1 of the Operating Licence, the Licensee shall be entitled to remuneration for "Software" and "Intellectual Property Rights" as such terms are defined in Section 8.1 of the Operating Licence, and which are delivered to the Issuer and which he has at his future disposal. The Issuer, Monitoring Committee or any party in their place shall, following the end of the maximum 9-month period pay service fees and other comparable fees for the necessary rights provided by the Licensee to the Issuer, including any licence fees for patents and registration fees relating to the necessary rights.

                                   ARTICLE 13

                           ASSESSMENT OF REMUNERATION

The assessment of the remuneration for the software and/or rights delivered by the Licensee and in respect of which the Licensee is entitled to remuneration for pursuant to Article 12 shall be based on the future use of the Issuer, the Monitoring Committee or any party in their place of the software and/or rights for business purposes. Furthermore, account shall be taken of the future usefulness of the software and rights and their market price on the date of delivery. Each of the Parties shall appoint one party to assess the financial value and payment arrangements. There shall be no further payment to the Licensee for the future use of the items which are delivered and which are of permanent future use.

                                   ARTICLE 14

                                   ARBITRATION

In the event that an agreement cannot be reached between the Parties regarding the review of the Annual Fee pursuant to Article 5 or the amount of remuneration pursuant to Article 13, the decision shall be referred to an arbitration tribunal which shall conduct its activities pursuant to Act No. 53/1989 on Contractual Arbitration. Each of the Parties shall then appoint one arbitrator and the Parties then jointly request the court appointment of a neutral third arbitrator by the District Court of Reykjavik to participate in the process of the dispute, such arbitrators to form an arbitration tribunal of three arbitrators. The arbitration tribunal shall conclude its conduct of proceedings within three months from the time that the tribunal has been fully constituted. The decision of the arbitration shall be final as regards the dispute of the Parties and cannot be referred to the public courts.

                                   ARTICLE 15

                                    INDEMNITY

The Licensee declares that he will not during the effective term of the Operating Licence, or later with reference thereto, make any claims of any kind against the Issuer, representing the Icelandic Government, in respect of any amendments made to legislation or rules relating to the Database on the grounds that such legislation or rules are regarded as inconsistent with the rules of the European Economic Area or other international rules and agreements to which Iceland is a party


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or to which Iceland may later accede. The Issuer declares, furthermore, that in the event that the Issuer or the Icelandic State by final judgement for any reason, alone or together with the Licensee, is regarded as liable or subject to payment to any third party as a result of legislation and/or the issue of the Operating Licence, the Licensee undertakes to assume all the obligations of the Issuer and the Icelandic Government, to the extent possible, and furthermore to reimburse the Icelandic Government for any compensation for which the Icelandic Government may be required to pay in respect of such liability together with all interest and all cost of the Icelandic Government rising from such liability and obligation to pay, provided always that the Icelandic Government has maintained a full defence in the issues in question. In the event that the Icelandic Government enters into negotiations with a third party regarding payment of compensation on the basis of the liability of the Icelandic Government arising from legislation on the Database and its operation and/or the issue of the Operating Licence, the Licensee undertakes to pay such compensation and to reimburse the Icelandic Government for any compensation which the Icelandic Government may have paid for such reasons together with accrued costs, provided that the Icelandic Government demonstrates that the Icelandic Government was justified and under obligation to make the payments or pay the compensation in question.


                                   ARTICLE 16

                          PROVISIONS OF CONTRACTUAL LAW

The Parties have agreed and approved the provisions of Articles 3, 4, 5, 6, 10, 11, 12, 13, 14 and 15 above in full knowledge of the termination provisions of Chapter III, particularly Article 36, of Act No. 7/1936 on contracts, authorisation and invalid legal instruments, as amended by Act No. 11/1986 and Act No. 14/1995.


                                   ARTICLE 17

                                 TERM OF EFFECT

This Agreement shall remain in effect during the term of the Operating Licence. However, the Agreement may be subjected to review and amended during the term of the Operating Licence by an Annex provided that both Parties so agree.


                                   ARTICLE 18

                       DISCUSSIONS ON AN OPERATING LICENCE

The Parties declare that during the course of the review of the Operating Licence pursuant to Section 15.3 of the Operating Licence, the Parties will enter into discussions on the renewal of the Operating Licence, provided that the Licensee at that time meets all the general requirements of current legislation on the Health Sector Database, regulation on the Health Sector Database and the Operating Licence. Such discussion shall be based on objective principles and conform to current law, rules and international agreements to which Iceland is a party. The renewal of the Operating Licence is furthermore subject to a new or supplementary agreement being reached in place of this Agreement.


                                   ARTICLE 19

                      CONDITIONS AND REVOCATION OF LICENCE

Since this Agreement is one of the conditions for the issue of an Operating Licence to the Licensee, cf. Sections 9.5 and 10.6 of the Operating Licence, as well as its performance by the Licensee during the term of the Operating Licence, the Licensee is fully aware that any non-performance of the provisions of this Agreement and delays in payment on his part could result in revocation of the Operating Licence.


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This Agreement is signed by the Parties in the presence of witnesses confirming the correct signatures and date.

                           Reykjavik, 21 January 2000



    For the Government of Iceland                For Islensk erfdagreining ehf.

        Ingibjorg Palmadottir                            Kari Stefansson

Minister for Health and Social Security                 Managing Director


Witnesses:

David B. Gunnarsson, Id. No. 090744-3219

Baldur Gudlaugsson, Id. No. 081246-2629


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